UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2024

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 - 750 West Pender Street Vancouver, British Columbia	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  604-564-9244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On November 12, 2024, Alpha Cognition Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as representative (the “Representative”) of the several underwriters identified on Schedule A of the Underwriting Agreement (the “Underwriters”), relating to the Company’s sale of 8,695,653 common shares, no par value, and/or pre-funded warrants of the Company to purchase up to 8,695,653 common shares at an exercise price of $0.0001 per share (the “Offering”). The Company also agreed to grant the representative of the Underwriters an option to purchase up to an aggregate of 1,184,592 additional common shares and/or pre-funded warrants.

The Company previously filed the form of Underwriting Agreement as an exhibit to the Company’s registration statement on Form S-1/A, as amended from time to time (File No. 333-280196), which was declared effective by the Securities and Exchange Commission on November 8, 2024 (the “Registration Statement”). A copy of the final executed underwriting agreement is filed as Exhibit 1.1 hereto and is incorporated by reference into this Item 1.01.

On November 13, 2024 the Company consummated the Offering and issued 8,695,653 common shares for aggregate net proceeds of approximately $46.15 million (or $52.48 million if the Underwriters exercise their option to purchase additional securities in full). The Company intends to use the net proceeds received from the Offering to begin the commercialization process and launch of ZUNVEYL in AD, further research and development of its pipeline product candidate, continue to engage in commercial CMC activities (chemistry, manufacturing, and controls), as well as for working capital and general corporate purposes, which may include funding capital expenditures, acquisitions, and investments.

Underwriters Warrants

Concurrently with the closing of the Offering, the Company also issued warrants to purchase up to 608,696 common shares to the Representative and its designees, at an exercise price of $7.18 per share (the “Underwriter Warrants”). The Underwriter Warrants are exercisable beginning on May 8, 2025, and expire on November 13, 2029. The form of Underwriter Warrant is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Underwriter Warrants

On November 13, 2024, in connection with the closing of the Offering, the Company issued the Underwriter Warrants. The Underwriter Warrants were issued pursuant to the terms of the Underwriting Agreement to the Representative for services performed under the Underwriting Agreement. The Underwriter Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof.

Issuance of Note Conversion Shares and Top-Up Warrants

On September 24, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with such buyers (each a “Buyer” and collectively the “Buyers”) as listed in Schedule A to the SPA, to sell to the Buyers a series of senior convertible notes (the “Convertible Notes”) and warrants to purchase common shares (the “Warrants”) in a private placement, for aggregate gross proceeds of approximately $4.545 million.

Concurrently with the closing of the Offering on November 13, 2024, pursuant to the terms of the Convertible Notes. the Convertible Notes automatically converted into 801,412 common shares at a price of $5.75 per share. The Company issued the common shares on conversion of the Convertible Notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

Upon closing of the Offering on November 13, 2024, pursuant to the terms of the SPA, each Buyer was issued an additional 50% of Warrants with identical terms to the initial Warrants, as adjusted at the time of closing of the Offering as disclosed in Item 3.03 below. The Company issued 215,418 Warrants to the Buyers. The Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof

Item 3.03. Material Modification of Rights of Security Holders

Warrants Reprice

Concurrent with completion of the Offering on November 13, 2024, pursuant to the terms of the Warrants, the exercise price of the Warrants was adjusted to $7.19 per share.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
1.1	Underwriting Agreement, dated November 13, 2024, by and among the Company and the Buyers.
4.1	Form of Underwriters Warrant
4.2	Form of Warrant in Convertible Note Offering, previously filed as Exhibit 10.1 to the Current Report filed on Form 8-K with the SEC on September 25, 2024 and incorporated herein by reference.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: November 18, 2024

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